                                                                    EXHIBIT 4.12

                                                                  26th June 2003

                               AGREEMENT AMENDMENT

                                     BETWEEN

                     SONY ERICSSON MOBILE COMMUNICATIONS AB
                  (HEREINAFTER REFERRED TO AS "SONY ERICSSON")

                                       AND

                 NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS Ltd.
                   (HEREINAFTER REFERRED TO AS THE "SUPPLIER")

                           REGARDING PROJECT "FILIP 2"

                                                                  26th June 2003

TABLE OF CONTENTS

1.    TERMINOLOGY, INTEGRATED PART..................................    1
2.    SCOPE OF THE AGREMENT AMENDMENT ..............................    1
3.    PROJECT PLAN .................................................    2
4.    PRICES AND PRICE MODEL .......................................    2
5.    FORECAST FLEXIBILITY & LIABILITY .............................    2
6.    TERM OF AGREEMENT AND TERMINATION ............................    2

ENCLOSURES;

Enclosure 3.1    Project Plan, 2/1202-FCP 101 2260 Rev C

Enclosure 4.1    Prices and Commercial Terms

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                                                                     Page 1 of 5

                                                                  26th June 2003

AGREEMENT AMENDMENT

made as of 10th May 2003, by and between

Sony Ericsson Mobile Communications AB, Org no 556615-6658, a limited liability company duly incorporated and existing under the laws of Sweden, with its legal address at Nya Vattentornet, S-221 88 Lund, Sweden, hereinafter referred to as "Sony Ericsson",

and

NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS Ltd, with organisation number 129666, a corporation duly incorporated and existing under the laws of Hong Kong and having its registered office at 15th Floor, China Merchants Tower, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong (hereinafter referred to as the "Supplier") (hereinafter referred to as the "Supplier").

WHEREAS:

1 Sony Ericsson and Supplier have entered into a Specific Service Agreement dated 20th March 2002, "SSA August CI" regarding the August CI Camera and a Specific Service Agreement, SSA Filip, dated 10th January 2003 regarding the Filip Camera.

2. Sony Ericsson has issued a Letter of Confirmation dated 8th April 2003 regarding the excessive components and WIP of the August CI Camera due the change in market conditions.

3. Due to changes in the market conditions and reallocation of components and resources the Parties agree to change and amend the SSA Filip as stated herein in order to make use of excessive material from the August Camera

4. The Supplier has explained that it is willing and fully able to perform the Product Supply on behalf of Sony Ericsson for delivery of high quality Products, under the terms and conditions set out in this Agreement Amendment and the GSPA

NOW THEREFORE, in consideration of the mutual obligations herein contained, the Parties agree as follows:

1.       TERMINOLOGY, INTEGRATED PART

         This Agreement Amendment shall be an integrated part of the SSA Filip and, accordingly, all terms and conditions in the SSA Filip shall also apply to this Agreement Amendment. Capitalised terms contained herein shall have the meanings assigned to them below or as ascribed to them in the SSA unless otherwise defined in the context or document where it is used.

         "AGREEMENT AMENDMENT", means this agreement amendment.

2.       SCOPE OF THE AGREMENT AMENDMENT.

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                                                                     Page 2 of 5

                                                                  26th June 2003

2.1 This Agreement Amendment comprises all changes and amendments agreed in relation to SSA Filip, i.e. the Camera Filip and the reuse of excess components from the August Camera, (this new modified Filip is called Filip 2) as stated below

3.       PROJECT PLAN

3.1 Enclosure 2.3 of SSA Filip shall be replaced by a new Project plan, 2/1202-FCP 101 2260 Rev C or later, as enclosed.

4.       PRICES AND PRICE MODEL

4.1 Enclosure 10.1 of SSA Filip shall be replaced by a new Enclosure Prices and Commercial Terms as enclosed.

5.       FORECAST FLEXIBILITY & LIABILITY

5.1      Enclosure 14.2 and 14.2a of SSA Filip shall be deleted.

5.2 No separate liability model is deemed necessary since almost all material is on stock or available within the agreed lead-times. If any long lead-time items will occur theses shall be handled on a case by case approach and subjected individual approval from SEMC

5.3 Both parties agree that the excessive material as defined in our letter of confirmation dated 24th April 2003 shall be reused in the production of Filip 2 cameras and delivered as agreed in separate material authorizations including any additional components required. Such material authorizations to be agreed prior to 30 November 2003 and any delivery schedule must end prior 28th February 2003. Purchase orders for such quantities shall be placed no later than 30th November 2003. Save for the aforesaid, the liabilities & obligation of Sony Ericsson under the Letter of Confirmation shall not be affected.

5.4

5.5      TERM OF AGREEMENT AND TERMINATION

5.6 This Agreement Amendment shall come into force upon its execution by duly authorised representatives of both Parties and shall remain in effect until three (3) months have passed following written notice of termination by either Party, unless terminated on an earlier date as set out in Section 29 "TERM OF AGREEMENT AND TERMINATION" in the GSPA.

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                                                                     Page 3 of 5

                                                                  26th June 2003

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed, in duplicate, each party taking one copy.

Date: 26th June 2003                            Date: 26th June 2003
Place: Lund                                     Place: Lund

NAM TAI ELECTRONIC &                            SONY ERICSSON MOBILE
ELECTRICAL PRODUCTS Ltd                         COMMUNICATIONS AB

/s/ KARENE WONG                                 /s/ MATHS GYLLING
---------------                                 -----------------

KARENE WONG                                     MATHS GYLLING

                                                 Company Internal           1(1)
[SONY ERICSSON LOGO]                             AGREEMENT
                                                 Document number     Revision
                                                  Uae                PA1
Prepared by                                      Date
Responsible Buyer                                2003-04-28
Contents responsible if other than preparer      Remarks

Approved by
Authorized Sourcing Manager

         PRICES AND COMMERCIAL TERMS.

         ABSTRACT

         This document includes prices and additional commercial terms agreed between Sony Ericsson and supplier with regard to the study/development work to be performed by supplier. The assignment is detailed in below listed document.

         Project:         Filip

         Project Plan:    2/1202-FCP 101 2260 Rev C

         Supplier:        NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS Ltd.

         TABLE OF CONTENTS

TABLE OF CONTENTS ....................................         1
1        REVISION HISTORY ............................         1
2        TERMS OF PAYMENT ................. ..........         2
3        TERMS OF DELIVERY ................. .........         2
4        NON RECURRING ENGINEERING ...................         2
5        SONY ERICSSON TOOLS .........................         2
6        PROTOTYPES ..................................         2
7        PRODUCTS ....................................         3

1        REVISION HISTORY

        REV.                     DATE                        NOTE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                Company Internal                            2(2)
[SONY ERICSSON LOGO]            AGREEMENT
                                Document number                       Revision
                                 Uae                                  PA1

2        TERMS OF PAYMENT

         Payment terms is 30 days after performed delivery and receipt of invoice.

3        TERMS OF DELIVERY

         Term of delivery is FCA Hong Kong in accordance with INCO-terms 2000.

4        NON RECURRING ENGINEERING

4.1      NRE CHARGES

         NRE/Travelling 20.000 USD

4.2      PAYMENT PLAN

         NRE may be invoiced upon release of project for mass production.

5        SONY ERICSSON TOOLS

Tooling                                         88 000,00 USD
-------------------------------------------------------------
Testing Jig & Fixture for production            10 000,00 USD
-------------------------------------------------------------
Equipment for Verification Test                 20 000,00 USD
-------------------------------------------------------------

5.1      PAYMENT PLAN

         Tooling may be invoiced upon release of project for mass production.

6        PROTOTYPES

6.1      PROTOTYPE PRICE

                            Pcs   Price/pcs      Total price
-------------------------------------------------------------
Soft-Tool Sample            15       85,00        1275,00 USD
-------------------------------------------------------------
FP1                        320       23,00        7360,00 USD
-------------------------------------------------------------
FP1                        500       23,00       11500,00 USD
-------------------------------------------------------------

6.2      PAYMENT PLAN

         Prototypes may be invoiced upon delivery.

7        LEADTIME

         Lead time for MCA-30 is 6 weeks. Any components that have longer lead time than 4 weeks will need a Material Authorization to secure material in time. Supplier is responsible for a due date for such Material Authorization in order to keep 6 weeks lead time.

                                Company Internal                            3(3)
[SONY ERICSSON LOGO]            AGREEMENT
                                Document number                       Revision
                                 Uae                                  PA1

8        PRODUCTS

8.1      PRODUCT PRICES

         Price for Product in different variant as below

         SXK 1041043 (Camera Neck loop Manual, Warranty leaflet): 18,023 USD

         KRY 105191, Camera: 17,734 USD

         SXA 1093048, Neck loop: 0,12 USD

         (Camera, Neck loop): 17,854 USD